INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-12

                                CARECENTRIC, INC.
        -----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
        -----------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -----------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          -----------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -----------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------------


     (5)  Total fee paid:

          -----------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -----------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -----------------------------------------------------------------

     (3)  Filing Party:

          -----------------------------------------------------------------

     (4)  Date Filed:

          -----------------------------------------------------------------

                                 INVESTOR NOTICE

     If CareCentric proceeds with a proposed merger described previously, then it will file with the SEC a proxy statement and other relevant documents concerning the merger. Investors of CareCentric are urged to read the proxy statement when and if filed and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by CareCentric free of charge by requesting them in writing from Ana McGary at CareCentric, Inc., 2625 Cumberland Parkway, Suite 310, Atlanta, GA 30339 or by telephone at (678) 264-4400.

     CareCentric, its directors and executive officers and certain of their employees and the investor group described previously may be deemed to be participants in the solicitation of proxies from the stockholders of CareCentric in connection with the merger, if consummated. These participants may have interests in the merger, if consummated, including interests resulting from holding options or shares of CareCentric common stock. Information about the interests of directors and executive officers of CareCentric, the investor group, and their ownership of securities of CareCentric will be set forth in the proxy statement, when and if filed.

     Investors should ready the proxy statement carefully when and if it becomes available before making any voting or investment decisions.


FOR IMMEDIATE RELEASE                      COMPANY CONTACT:
                                           JOHN R. FESTA
                                           PRESIDENT AND CEO
                                           (678)  264-4400

                     CARECENTRIC ANNOUNCES A REVISED MERGER
          PROPOSAL FROM AN INVESTOR GROUP LED BY ITS MAJOR STOCKHOLDER

ATLANTA, GA (MAY 23, 2003) - CARECENTRIC, INC. (OTC BULLETIN BOARD: CURA), a leading provider of management information systems to the home health care community, announced today that it has received a revision to the merger proposal from an investor group (Borden Associates, Inc.) led by its major stockholder, John Reed, and his son, Stewart Reed, that could have the effect of taking the company private.

     The revised proposal letter, dated May 22, 2003, increases the maximum total consideration that the investor group will pay the "smaller stockholders" of CareCentric (those holding less than 4,000 shares) from $450,000 to $550,000, without any reduction for transaction expenses. The new proposal allows CareCentric until June 13, 2003 to decide whether to accept the proposed transaction. The increase in the maximum total consideration to be paid by the investor group follows negotiations between the Independent Special Committee of CareCentric's Board and representatives of the investor group led by John Reed.

     Consistent with the original proposal, the proposed transaction could have the following potential effects:

o The number of record holders could be reduced from approximately 5,500 to approximately 200;

o CareCentric would be eligible to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended;

o If the termination of the registration of the common stock was completed, the common stock would no longer be quoted on the OTC Bulletin Board.

     CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.


Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in CareCentric's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

                             BORDEN ASSOCIATES, INC.
                              260 NORTH ELM STREET
                               WESTFIELD, MA 01085
                                TEL: 413-564-5768
                                FAX: 413-564-5814


                                  May 22, 2003

Board of Directors
CareCentric, Inc.
Suite 310, 2625 Cumberland Parkway
Atlanta, GA 30339

     Re: Proposal from Borden Associates, Inc. ("BORDEN"), Messrs. John Reed, Stuart Reed, and James Burk (the "INVESTORS") to the Board of Directors of CareCentric, Inc. ("CARECENTRIC") dated January 28, 2003, as amended by the letter from Borden to the Board of Directors of CareCentric dated April 23, 2003 (the "PROPOSAL")


Gentlemen:

     On behalf of Borden and the Investors, I hereby amend the paragraph in the Proposal entitled "Funding" as follows:

         "The Investors will fund the purchase of shares from the Small Stockholders by investing in Borden, immediately prior to the Merger, an amount equal to the Total Cash Consideration; provided, however, that the Investors shall not be obligated to invest an amount in excess of $550,000, excluding amounts needed by Borden for expenses related to the transaction."

     As so amended, the Proposal will be kept open until 5 p.m. (EST) on Friday, June 13, 2003. We reserve the right to modify or withdraw the Proposal at any time prior to the execution and delivery of the definitive merger agreement in the event that we become aware of any facts or circumstances that we determine, in our sole discretion, make such action appropriate. We will not have any obligation to CareCentric or its stockholders with respect to the Proposal unless and until we execute and deliver a definitive merger agreement, which must be in form and content satisfactory to us in our sole discretion.

                                    Very truly yours,

                                    Borden Associates, Inc.


                                    /s/ John E. Reed

                                    John E. Reed, President




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